Exhibit 10.2

AMENDMENT 2014-2

NORDSTROM
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

The Nordstrom Supplemental Executive Retirement Plan (2008 Restatement) (the “Plan”) is hereby amended pursuant to 6.01(b) of the Plan to impose a maximum annual Retirement Benefit of $700,000 ($58,333.33 expressed monthly), effective as stated herein.

1.    Section 3.01 Retirement Benefit is amended effective immediately by adding new subsection (d), as follows:

“(d)    Maximum Retirement Benefit. Notwithstanding anything in the Plan to the contrary, including but not necessarily limited to this Article III, the Retirement Benefit payable to an Executive under this Plan shall at no time exceed $58,333.33 per month.”

Approved pursuant to proper authority this ___ day of August, 2014.

NORDSTROM, INC.

By:_________________________________

Title:________________________________

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
AMENDMENT 2014-2